UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 5, 2021

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 5, 2021, the Board of Directors (the “Board”) of Box, Inc. (“Box” or the “Company”) adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective immediately, in order to:

●	eliminate the supermajority stockholder vote requirement to alter, amend, repeal or adopt any provision of the Amended and Restated Bylaws; and
●	change the vote required to elect directors from a plurality of votes cast to a majority of votes cast, provided that the plurality voting standard will continue to apply in a contested election.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also on July 5, 2021, the Board approved amendments to the Corporate Governance Guidelines of the Company (the “Corporate Governance Guidelines”), effective immediately, in order to:

●	adopt a director resignation policy in connection with the majority vote standard for director elections;
●	detail the role and responsibilities of the Chair of the Board;
●	add an average tenure goal of 10 years or less for independent directors to encourage regular Board refreshment; and
●	add considerations for Board diversity, including a requirement that the Board composition complies with applicable law regarding the number of female directors and directors from underrepresented communities.

The amended Corporate Governance Guidelines will be made available on the Company’s website at www.boxinvestorrelations.com.

ITEM 8.01	Other Events.

The Company anticipates that it will hold its 2021 annual meeting of stockholders (the “2021 Annual Meeting”) more than 30 days from the anniversary of the 2020 annual meeting. As a result, the deadline for stockholders to submit proposals pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as set forth in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders is no longer effective. Further details about the 2021 Annual Meeting, including the time and location, will be set forth in the Company’s definitive proxy statement for the 2021 Annual Meeting.

If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Exchange Act, such proposal must be received by the Secretary of the Company at its principal executive office no later than the close of business on July 12, 2021. Such stockholder must otherwise comply with the requirements of Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting.

Important Additional Information and Where to Find It

Box intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 annual meeting of stockholders. Box filed a preliminary version of this proxy statement with the SEC on July 6, 2021. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents that Box files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

Box, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from Box stockholders by Box in connection with matters to be considered at Box’s 2021 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of Box’s directors and executive officers, in Box is included in Box’s proxy statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on May 28, 2020, Box’s Annual Report on Form 10-K for the year ended January 31, 2021, filed with the SEC on March 19, 2021 and in Box’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of Box’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Box will be set forth in Box’s definitive proxy statement for Box’s 2021 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Box, Inc., effective July 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: July 6, 2021

	By:	/s/ David Leeb
David Leeb Chief Legal Officer and Corporate Secretary